Exhibit 99.2(l)(2)
THE LAW FIRM OF
MORI HAMADA & MATSUMOTO

MARUNOUCHI PARK BUILDING                                                    TEL:  03-6212-8316
2-6-1 MARUNOUCHI
CHIYODA-KU, TOKYO 100-8222, JAPAN

To: Japan Smaller Capitalization Fund, Inc.

      We hereby consent to the reference to our firm included in the Registration Statement on Form N-2 (Securities Act File No. 333-172676), and the prospectus constituting a part thereof, of Japan Smaller Capitalization Fund, Inc..

Very truly yours, MORI HAMADA & MATSUMOTO

By:	/s/ Ken Miura
Ken Miura
Tokyo, Japan
June 14, 2011